Exhibit 21

                            Belcrest Capital Fund LLC
                                  Subsidiaries


         Name                                      Jurisdiction of Incorporation

Belcrest Realty Corporation                                   Delaware

Bel Santa Ana LLC                                             Delaware

Bel Santa Ana Management LLC                                  Delaware

Bel Alliance Properties LLC                                   Delaware

Bel Apartment Properties Trust                                Maryland